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                                                                   EXHIBIT 10.21

June 29, 2004

Ron Hirsch
Nord Resources Corporation

RE: CONSULTING AGREEMENT

This will confirm the arrangements, terms and conditions pursuant to which Investor Growth, Inc. ("Consultants"), has been retained to serve as management consultants and advisors to Nord Resources Corporation, ("the Company"), for a period of one year commencing on July 1,2004, providing the Agreement is not canceled by either party after the initial period of the first year. The undersigned hereby agrees to the following terms and conditions:

1.   Duties of Consultant:

During the term of this agreement, consultants shall provide the company with such regular and customary consulting advice as is reasonably requested by the company, provided that consultants shall not be required to undertake duties not reasonably within the scope of the financial and consulting advisory services contemplated by this agreement.

It is understood and acknowledged by the parties that the value of the consultants' advice is not readily quantifiable, and that consultants shall be obligated to render advice upon request of the company, in good faith, but shall not be obligated to spend any specific amount of time in so doing. Consultants' duties may include, but will not necessarily be limited to, providing recommendations concerning the following business and financial related matters:

1) Process Standardization utilizing the Six Sigma Management Methodology (as needed) including:

     a) Performance Measurement

     b) Knowledge Management

     c) Corporate Strategy

     d) Idea Generation

2) Providing assistance with regard to internal operations, including:

     a) The formation of corporate goals and their implementation;

     b) The company's financial structure and its divisions or subsidiaries

     c) Securing, when and if necessary and possible, additional financing through banks and/or insurance companies; and

     d) Corporate organization and personnel; and

3) Providing general assistance with regard to any of the following corporate finance matters:

     a) Changes in the capitalization of the company

     b) Changes in the company s corporate structure

     c) Redistribution of shareholdings of the company's stock

     d) Offerings of securities in public transactions

          i) Sales of securities in private transactions
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          ii) Alternative uses of corporate assets

          iii) Structure and use of debt; and

          iv) Sales of stock by insiders pursuant to Rule 144 or otherwise.

     e) Providing overall management and direction for the company's investor relations and public relations campaigns.

          i) Review all press releases within 24 hours prior to its release

          ii) Create, through a 3rd party, a research report which can be disseminated to all investors giving basic facts about the company including biographies of Directors

          iii) Work to create market awareness in the company through:

               (1) Contacting current shareholders

               (2) Contacting potential shareholders

          iv) Through "best-efforts" consultant will work to achieve $40,000 to $50,000 of new buying in NRDS per week, by week six and maintain or increase this level thereafter

          v) Consultant agrees to not perform any "fax blasts" or "email blasts" on company's behalf unless directed to do so by the company

          vi) Provide bid support up to $2,500 at any given time, as consultant sees fit to achieve the following:

               (1) Narrowing the current spread

               (2) Make the stock more appealing to investors

               (3) Identify potential investors for private placement offerings and forward them on to the company

               (4) The maximum trading loss the consultant is willing to incur is $20,000 on a cumulative basis

     f) From Company Consultants needs:

          i) A copy of press releases within 24 hours prior to release for review and comment

          ii) A general overview of all upcoming press releases

          iii) Time from any necessary employees available for interviews to complete a research report and/or interviews to be placed on the internet

          iv) A current copy of the NOBO list

          v) An "Investor Relations" link added to Company's current website, which will direct questions to consultant

          vi) Openness to weekly dialogue to discuss events or press releases

     g) Assist with general fundraising either by participating in the company's private placement or by finding potential investors to participate

In addition to the foregoing consultants agree to furnish assistance to the company in connection with (i) the acquisition and/or merger of or with other companies, divestiture or any other similar transaction, or the sale of the company itself (or any significant percentage, assets, subsidiaries or affiliates thereof), and (ii) financings, including private financing and financing from financial institutions (including but not limited to lines of credit, performance bonds, letters of credit, loans or other financings.

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2.   Term of the Agreement:

The effective date of this Agreement is July 1, 2004. The term of this Agreement extends through July 1, 2005.

3.   Available Time:

Consultants shall make available such time as they see fit in their sole discretion. Shall deem appropriate for the performance of their obligations under this Agreement and may in certain circumstances be entitled to additional compensation in connection therewith.

4.   Compensation:

As compensation for Consultants services hereunder, the Company shall pay to Consultants compensation for business consulting services as follows:

     (a) 200,000 shares of restricted stock of NRDS. with piggy back registration rights on the first registration (indicated to be within 6 months):

     (b) 100,000 options or warrants with a strike price of $1.00, 1 year term

     (c) 100,000 options or warrants with a strike price of $.75, 1 year term

     (d) 100,000 options or warrants with a strike price of $.50, I year term (based on the prorated raising $250,000). i.e. $100,000 raised equals 40% or 40,000 options/warrants

     (e) Consultant wishes to participate in the Company's private placement, terms will be discussed at the time of funding.

5.   Expenses:

The Company agrees to reimburse the Consultants for reasonable out-of-pocket expenses related to performing services on behalf of the Company. Such expenses typically might include, but are not limited to, phone calls, postage, shipping, messengers, travel, meals and lodging expenses. All travel will be pre-approved by the Company.

6.   Health Care:

The Company will not provide health coverage at its costs to the Consultants.

7.   Communications:

Company agrees to keep an office space available in-house for use by Consultants.

8.   Relationship:

14.  Prior Agreements

There are no prior agreements.

15.  Governing Law:

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This Agreement shall be deemed to be a contract made under the laws of the State of California and for all purposes shall be construed in accordance with the laws of said State.

Very truly yours,


/s/ Steven P. Knoller
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Steven P. Knoller
President and CEO, Investor Growth,
Inc.


/s/ Ron Hirsch
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Ron Hirsch
Chairman and CEO, Nord Resources
Corporation